EXHIBIT 99.1
Kurt H. Kruger Joins Cyberkinetics as Chief Financial Officer
FOXBOROUGH, Mass.—(BUSINESS WIRE)—Sept. 19, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN; “Cyberkinetics”), announced that its Board of Directors has appointed Kurt H. Kruger to the newly established position of Chief Financial Officer. As Chief Financial Officer, Mr. Kruger will be responsible for capital formation, financial strategy, investor relations and all finance and accounting functions.
“With our recent progress with Cyberkinetics’ Andara™ OFS™ neural stimulation technology and the BrainGate Neural Interface System, we have a broad set of strategic opportunities before us,” stated Timothy R. Surgenor, President and Chief Executive Officer at Cyberkinetics. “I am thrilled that Kurt is joining us as CFO to add his extensive insight into the development of successful medical device companies, as well as his experience in the financial markets to Cyberkinetics’ management team.”
Prior to joining Cyberkinetics, Kruger was with Banc of America Securities LLC, (formerly Montgomery Securities) and Hambrecht & Quist, where he served as Managing Director and Medical Technology Research Analyst. In that role, Kruger followed a wide range of medical technology companies, including Johnson & Johnson, Medtronic, Inc., Boston Scientific Corporation and Zimmer, Inc. In addition, Mr. Kruger structured financings that raised more than $3.2 billion for more than two dozen companies, including Ventritex, Inc., Target Therapeutics, Heart Technology, Cytyc Corporation, Cyberonics, Inc., and Kyphon Inc. Kruger also worked with Cardiac Pacemakers, Inc., a subsidiary of Eli Lilly and Company that became Guidant Corporation.
“Neurotechnology is widely recognized as the next frontier in medicine. With two cutting-edge neurotechnology platforms, Cyberkinetics is one of the leading companies developing innovative products to treat devastating diseases, injuries and conditions that each year affect hundreds of thousands of people worldwide,” added Kruger. “I am delighted to join Cyberkinetics’ management team as we work to develop these extraordinary technologies for patients and to realize this significant opportunity for investors.”
Kruger earned his Master of Science degree in Management from the MIT Sloan School of Management in Cambridge, Massachusetts. He also earned his Master of Science degree in Biomedical Engineering from the University of Michigan in Ann Arbor, and his Bachelor of Science Degree in Biomedical Engineering from Brown University in Providence, Rhode Island. In addition, Kruger completed course work at Columbia University in the pre-med program and was a Research Associate in the Cardiothoracic Surgery Lab at the New York Presbyterian Hospital.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara™ Oscillating Field Stimulator (OFS™) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the cleared-to-market NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
     CONTACT: Cyberkinetics Neurotechnology Systems, Inc.
          Elizabeth A. Razee, 508-549-9981, Ext. 109
          Manager, Corporate Communications
          erazee@cyberkineticsinc.com
     SOURCE: Cyberkinetics Neurotechnology Systems, Inc.